EXHIBIT 21


                                 SUBSIDIARIES OF
                                   JOULE INC.



Subsidiary                                                State of Incorporation
----------                                                ----------------------

JOULE Staffing Services, Inc.                                         New Jersey

JOULE Technical Staffing, Inc.                                        New Jersey

JOULE Technical Services, Inc.                                        New Jersey

JOULE Transportation, Inc.                                            New Jersey

JOULE Corporate Services, Inc.                                        New Jersey